Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
AND THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Vail Resorts, Inc. (the “Company”) that the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of the Company at the end of and for the periods covered by such Report.

Date: June 6, 2019
/s/ ROBERT A. KATZ
Robert A. Katz
Chief Executive Officer

Date: June 6, 2019
/s/ MICHAEL Z. BARKIN
Michael Z. Barkin
Executive Vice President and Chief Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is not a part of the Form 10-Q to which it refers, and is, to the extent permitted by law, provided by each of the above signatories to the extent of his respective knowledge. This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Vail Resorts, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to Vail Resorts, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.